SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the registrant [X]

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Check the appropriate box:
[ ]  Preliminary proxy statement
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[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        ONTRACK DATA INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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     (1)  Title of each class of securities to which transaction applies:

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     (4)  Proposed maximum aggregate value of transaction:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

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                        ONTRACK DATA INTERNATIONAL, INC.

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 20, 1999

                               -------------------

         Notice is hereby given that the Annual Meeting of Shareholders of ONTRACK Data International, Inc. (the "Company") will be held at Hennepin Technical College Auditorium, 9200 Flying Cloud Drive, Eden Prairie, Minnesota 55347 on May 20, 1999 at 3:00 p.m. for the following purposes:

         1.       To elect six directors.

         2. To amend the Company's 1996 Stock Incentive Plan to increase the number of shares reserved for issuance under the plan and to permit compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended.

         3. To ratify and approve the selection of independent accountants for the Company for the current fiscal year.

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on March 25, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors


                                        Michael W. Rogers
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Eden Prairie, Minnesota
April 15, 1999


================================================================================

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD TODAY, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

================================================================================

                        ONTRACK DATA INTERNATIONAL, INC.

                               -------------------

                                 PROXY STATEMENT

                               -------------------

         This Proxy Statement is furnished to the shareholders of ONTRACK Data International, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on May 20, 1999, or any adjournments thereof. The Company's principal offices are located at 6321 Bury Drive, Eden Prairie, Minnesota, 55346. The mailing of this Proxy Statement to shareholders of the Company commenced on or about April 15, 1999.

         Any proxy may be revoked at any time before it is voted by signing and returning a proxy bearing a later date, by giving written notice to the Secretary of the Company, or by attending the Annual Meeting of Shareholders and voting in person. If a proxy is not so revoked, the shares represented by such proxy will be voted according to your directions. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on each proposal.

         Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         The total number of shares of stock outstanding and entitled to vote at the Annual Meeting as of March 25, 1999 consisted of 9,697,234 shares of $.01 par value common stock. Each share of common stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on March 25, 1999 will be entitled to vote at the meeting. The presence, in person or by proxy, of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 25, 1999 by (a) each person known to the Company to beneficially own more than five percent (5%) of Common Stock, (b) each director of the Company and nominee to serve as a director, (c) each executive officer named in the table on page 7 and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated below, to the knowledge of the Company, all shareholders have sole voting and investment power over the shares beneficially owned, except to the extent authority is shared by spouses under applicable law.

NAME AND ADDRESS OF                           NUMBER OF SHARES          PERCENT
BENEFICIAL OWNER                              BENEFICIALLY OWNED(1)     OF CLASS
----------------                              ---------------------     --------

Michael W. Rogers (2)(3)....................       1,754,550              18.0%
  6321 Bury Drive
  Eden Prairie, MN 55346

Gary S. Stevens (3)(4)......................       1,830,550              18.9%
  6321 Bury Drive
  Eden Prairie, MN 55346

John E. Pence (3)(5)........................       1,743,751              17.9%
  HCR 52
  Box 102-A6
  Hot Springs, SD 57747

Kopp Investment Advisors, Inc. (6)..........         809,300               8.3%
  7701 France Avenue South, Suite 500
  Edina, MN 55435

Wellington Management Co. LLP (7)...........         660,100               6.8%
  75 State Street
  Boston, MA 02109

John M. Bujan ..............................          25,000                  *

Lee B. Lewis................................               0                  -

Thomas P. Skiba  ...........................          84,750                  *

Richard J. Runbeck..........................           7,500                  *

Roger D. Shober ............................          57,500                  *

Robert M. White, Ph.D ......................          11,500                  *

All executive officers and directors as
  a group (10 persons)......................       5,540,354              55.3%

------------------
* Less than 1%

(1) Includes the following number of shares which could be purchased under stock options exercisable within 60 days of the date hereof: Mr. Rogers, 36,250 shares; Mr. Pence, 65,000 shares; Mr. Stevens, 32,250 shares; Mr. Shober, 57,500 shares; Dr. White, 7,500 shares; Mr. Runbeck, 7,500 shares; Mr. Bujan, 22,750 shares; Mr. Skiba, 84,750 shares; and all executive officers and directors as a group, 328,453 shares.
(2) Includes 621,430 shares of Common Stock owned by the Rogers Family Limited Partnership, of which Mr. Rogers is the General Partner.
(3) See "Certain Transactions" for a description of the Stock Transfer Agreement among these individuals.
(4) Includes 29,946 shares of Common Stock owned by the Stevens Family Limited Partnership, of which Mr. Stevens is the General Partner.
(5) Includes 262,996 shares of Common Stock owned by the Pence Family Limited Partnership, of which Mr. Pence is the General Partner, and 4,150 shares of Common Stock owned by the Pence Family Foundation, of which Mr. Pence is the Director with sole dispositive power.
(6) Kopp Investment Advisors, Inc. is a registered investment adviser which is wholly owned by Kopp Holding Company, which in turn is wholly owned by LeRoy C. Kopp. According to the Schedule 13G filed with the Securities and Exchange Commission on February 4, 1999, these persons had sole voting power over 282,000 of these shares and had sole dispositive power over 180,000 shares and shared dispositive power over 629,300 shares.
(7) These shares are held by Wellington Management Co. as investment adviser to its clients. According to the Schedule 13G filed with the Securities and Exchange Commission on February 8, 1999, Wellington Management Co. had shared voting power over 435,100 shares and shared dispositive power over 660,100 shares.



                            1. ELECTION OF DIRECTORS

         Six directors will be elected by the Company's shareholders at the Annual Meeting, each to serve until the next annual meeting of shareholders or until a successor is elected. The Bylaws of the Corporation provide that the Board of Directors may consist of not less than three nor more than nine directors. One current director, Richard J. Runbeck, will not seek reelection. The Board of Directors also has nominated Lee B. Lewis, the current President and Chief Operating Officer of the Company, to serve as a director, to maintain the size of the Board at six members.

         The Board of Directors has nominated for election the six persons named below. The Company believes that each nominee named below will be able to serve, but should any such nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose. The names and ages of the nominees and their principal occupations are set forth below, based upon information furnished to the Company by such persons.

                                                                        DIRECTOR
NAME AND AGE                   PRINCIPAL OCCUPATION                      SINCE
------------                   --------------------                      -----

CURRENT DIRECTORS:

Michael W. Rogers (43)         Chairman and Chief Executive Officer       1985
                               of the Company

John E. Pence (52)             Retired President of the Company           1985

Gary S. Stevens (42)           Senior Vice President, Engineering         1985
                               of the Company

Robert M. White, Ph.D. (60)    Professor and Head of the Department       1994
                               of Electrical and Computer Engineering
                               Carnegie Mellon University

Roger D. Shober (60)           Retired Executive                          1995

NEW DIRECTOR NOMINEE:

Lee B. Lewis (52)              President and Chief Operating Officer        --


BUSINESS EXPERIENCE OF NOMINEES

         Michael W. Rogers has served as Chief Executive Officer of the Company since 1986 and as Chairman since 1989. Additionally, Mr. Rogers has served as a Director of the Company since 1985 and from 1989 to May 1996 as Chief Financial Officer. From 1980 to 1985, Mr. Rogers was employed by Control Data Corporation ("CDC"), where he served as a Senior Developer of diagnostic software routines and as a Senior Electrical Engineer and an Electrical Engineer for software and hardware development. From 1978 to 1980, he was an Associate Engineer with Westinghouse Bettis Atomic Power Laboratory, a subsidiary of Westinghouse Electric Corporation.

         John E. Pence served as President of the Company from 1985 until 1998 and has served as a Director of the Company since 1985. From 1971 to 1985, he was employed by CDC, where he served as Department Head for the Program Management Office for CDC's mini-micro peripheral development (1984 to 1985), managed the Technical Support organization for worldwide support of CDC's plug compatible peripheral business (1981 to 1984) and served in various other capacities related to software development and computer programming (1971 to 1981).

         Gary S. Stevens has served as Senior Vice President, Engineering and as a Director of the Company since 1985. From 1979 to 1985, Mr. Stevens was a designer and diagnostic programmer of disk subsystems for CDC.

         Robert M. White, Ph.D. is a University Professor and has served as the Head of the Department of Electrical and Computer Engineering at Carnegie Mellon University since 1993. He previously served as

Vice President and Chief Technical Officer of CDC, and in 1990 was appointed by President Bush and served as the first Under Secretary of Commerce for Technology until 1993. He is also a director of ENSCO, Inc., a contract research firm, and STMicroelectronics, a manufacturer of semiconductors. He is a member of the National Academy of Engineering.

         Roger D. Shober served as President and Chief Operating Officer of the Company from September 21, 1998 until February 11, 1999. He is a retired executive with 38 years of management experience within the computer industry. Most recently, he served as Executive Vice President of World Wide Operations at Control Data Systems from 1991 to 1994, as President and Chief Operating Officer of Rigidyne, Inc., a hard disk drive research and development company that was subsequently acquired by Seagate, from 1988 to 1991 and as Executive Vice-President of Micom Systems, Inc., a manufacturer of data communications equipment, from 1986 to 1988.

         Lee B. Lewis has served as President and Chief Operating Officer of the Company since February 1999. From 1993 to 1998, Mr. Lewis was employed by Ancor Communications, Inc., most recently as Vice President, Administration. From 1982 to 1993 Mr. Lewis was employed by Magnetic Data, Inc. in various positions, most recently as Vice President/General Manager of the Minnesota Division.

OTHER INFORMATION REGARDING THE BOARD

         MEETINGS. During 1998, the Board of Directors met four times and held three telephonic meetings. Each director attended more than 75% of the meetings of the Board of Directors or any Committee on which such director served.

         BOARD COMMITTEES. The Audit Committee, consisting of Mr. Runbeck (Chairman), and Dr. White, met once in 1998. Among other duties, the Audit Committee reviews the Company's accounting, auditing and reporting practices, makes recommendations concerning the work of the Company's independent auditors and reviews the adequacy of internal controls.

         The Compensation Committee, consisting of Mr. Shober (Chairman) and Dr. White, met three times in 1998. The Compensation Committee's duties include establishing salaries, bonuses and other compensation for the Company's executive officers, and for the administration of the Non-Qualified Stock Option Plan, the 1996 Stock Incentive Plan and the Employee Stock Purchase Plan.

         COMPENSATION OF DIRECTORS. Directors who are not employees of the Company receive $2,500 for each meeting of the Board of Directors attended in person (plus reimbursement of travel expenses). No additional fees are paid for attendance at telephonic meetings or committee meetings. Directors who are officers of the Company do not receive any additional compensation for serving on the Board of Directors.

         Directors are also eligible to receive options under the Company's 1996 Stock Incentive Plan. In January 1998, each non-employee director received an option to purchase 10,000 shares at $20.38 per share, equal to the closing sale price of the common stock on the date of grant. The options have a ten year term and vest equally over the first four years. In September 1998, these options were amended to change the exercise price to $7.88 per share, equal to the closing sale price of the common stock on the date of the amendment.

         In 1998, the Company entered into a six-month Consulting Agreement with Roger D. Shober under which Mr. Shober served as interim president and chief operating officer of the Company from September 21, 1998 through February 11, 1999. Under the agreement, Mr. Shober received cash consulting fees and waived any fees to which he was otherwise entitled as a director of the Company. Mr. Shober was entitled to receive none of the benefits accorded other executive management of the Company other than reimbursement of reasonable out-of-pocket expenses. As compensation for his services, in September 1998, Mr. Shober received a fully-vested option to purchase up to 50,000 shares of common stock of the Company at an exercise price of $7.125.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The following table sets forth, for the years ended December 31, 1998, 1997 and 1996, the compensation earned by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the year ended December 31, 1998 (collectively, the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                COMPENSATION
                                             ANNUAL             ------------
                                          COMPENSATION        NO. OF SECURITIES    ALL OTHER
     NAME AND                         ---------------------      UNDERLYING      COMPENSATION
PRINCIPAL POSITION           YEAR     SALARY($)    BONUS($)      OPTIONS(#)         ($)(1)
------------------           ----     ---------    --------      ----------      ------------
Michael W. Rogers            1998     $241,000     $      0        25,000          $  3,600
  Chairman and Chief         1997      230,000      250,000        25,000            10,500
  Executive Officer          1996      190,000      190,000        50,000             9,000

John E. Pence(2)             1998      125,000            0        20,000             3,600
  President (retired)        1997      200,000      205,000        15,000            10,500
                             1996      185,000      185,000        50,000             9,000

Gary S. Stevens              1998      212,000            0        25,000             3,600
  Senior Vice President,     1997      200,000      225,000        15,000            10,500
  Engineering                1996      180,000      180,000        50,000             9,000

John M. Bujan(3)             1998      133,000            0        15,000             3,600
  General Counsel and        1997      125,000      145,000        15,000            10,500
  Secretary                  1996       92,000       92,000        13,750                --

Thomas P. Skiba(4)           1998      143,000            0        15,000             3,600
  Vice President and         1997      135,000      152,000        15,000            10,500
   Chief Financial Officer   1996       78,000      118,000(5)     75,000                --

------------------
(1) Amounts indicated represent contributions by the Company to the Company's 401(k) Profit Sharing Plan on behalf of the named individuals.
(2) Mr. Pence retired as an officer of the Company effective September 18, 1998 and as an employee on December 31, 1998.

(3) Mr. Bujan became General Counsel and Secretary in March 1996 and received a salary for only ten months in 1996.
(4) Mr. Skiba became Vice President and Chief Financial Officer in May 1996 and received a salary for only 8 months in 1996.
(5) Includes a signing bonus of $20,000 paid to Mr. Skiba upon joining the Company in May 1996.

         The following table summarizes option grants in 1998 to each of the Named Executives:

                              OPTION GRANTS IN 1998

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF
                                                                                                       STOCK PRICE
                                                  PERCENT OF TOTAL                                  APPRECIATION FOR
                           NUMBER OF SECURITIES    OPTIONS GRANTED                                --------------------
                           UNDERLYING OPTIONS         EMPLOYEES      EXERCISE PRICE   EXPIRATION     OPTION TERM(1)
NAME                           GRANTED (#)           IN 1998 (%)        PER SHARE        DATE         5%        10%
----                       --------------------      -----------        ---------     ----------   --------  ---------
Michael W. Rogers...........    25,000(2)               6.5%            $7.88(3)       01/22/08    $124,000  $314,000
John E. Pence...............    20,000(4)               5.2%             7.25          09/18/08      91,000   231,000
Gary S. Stevens.............    25,000(2)               6.5%             7.88(3)       01/22/08     124,000   314,000
John M. Bujan...............    15,000(2)               3.9%             7.88(3)       01/22/08      74,000   188,000
Thomas P. Skiba.............    15,000(2)               3.9%             7.88(3)       01/22/08      74,000   188,000

----------------------
(1) Potential realizable value is based on the assumption that the price per share of Common Stock appreciates at the assumed annual rate of stock appreciation for the option term. For options granted and repriced in 1998, appreciation is calculated from the date of repricing. The actual value of these option grants is dependent on future performance of the Common Stock and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved.
(2) The options vest as follows: 25% on each of January 20, 1999, 2000, 2001 and 2002.
(3) These options were granted at an exercise price of $20.38 per share on January 22, 1998 and were amended on September 3, 1998 to change the exercise price to $7.88 per share. See "Compensation Committee Report on Option Repricing."
(4) The options vest as follows: 25% on each of September 18, 1999, 2000, 2001 and 2002.

         The following table summarizes the exercises of options by the Named Executives in 1998 and the value of options held at December 31, 1998 by the Named Executives.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                        DECEMBER 31, 1998 (#)        DECEMBER 31, 1998 ($)(1)
                     SHARES ACQUIRED     VALUE      ----------------------------    ---------------------------
NAME                 ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                 --------------    -----------   -----------   -------------    -----------   -------------
Michael W. Rogers          0              $ 0           25,000         75,000        $      0         $ 0
John E. Pence              0                0           65,000         20,000               0           0
Gary S. Stevens            0                0           23,000         67,000               0           0
John M. Bujan              0                0           16,000         30,750          29,325           0
Thomas P. Skiba            0                0           78,000         27,000         179,250           0

-----------------------

(1) The amounts set forth represent the difference between the closing sale price of $6.38 per share of Common Stock on December 31, 1998 and the exercise price of the options, multiplied by the applicable number of shares underlying the options.

EMPLOYMENT AGREEMENTS

         The Company entered into employment agreements with each of Messrs. Rogers, Pence and Stevens (the "Founders") in 1996. If the Company terminates a Founder for cause, such Founder will receive severance payments equal to two times his base salary payable in the then-current fiscal year. Upon the termination of a Founder without cause, the Founder shall receive severance payments equal to two times his base salary payable in the then-current fiscal year, plus an amount equal to his prior year's base salary and bonus. The Founders are also prohibited from competing for two years after termination of their employment. Mr. Pence retired as an officer and employee in 1998.

         The Company entered into letter agreements with each of Messrs. Bujan and Skiba upon the commencement of each officer's employment in 1996. The agreements generally provide for severance payments upon their termination for reasons other than gross misconduct equal to twelve and 6 months of base salary, respectively.


         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Compensation Committee (the "Committee"). The role of the Committee, which is currently comprised of two non-employee directors, is to review and approve the base salaries, bonuses, stock options and other compensation of the executive officers of the Company. The Committee also has the power to prescribe, amend, and rescind rules relating to the Company's 1995 Non-Qualified Stock Option Plan, 1996 Employee Stock Purchase Plan, and 1996 Stock Incentive Plan (collectively, the "Plans"), to grant options and other awards under the Plans and to interpret the Plans.

         The Committee's executive compensation policies are designed to attract and retain executives capable of leading the Company in a rapidly evolving computer service and software marketplace and to motivate such executives to maximize profitability and stockholder value. The Committee has designed the Company's Executive Performance Plan with three principal components to achieve this objective - base salary; quarterly and annual cash incentives; and long-term incentive compensation in the form of stock options. A significant portion of each executive's total compensation is dependent on the attainment of predefined performance objectives which are designed to be consistent with the maximization of shareholder value. The Committee believes this philosophy will enable the Company to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry.

         BASE SALARY. In determining salaries for executive officers for fiscal 1998, the Committee considered the individual experience and performance of its executive officers, the achievements of the executive officers in bringing the Company to its present place of worldwide prominence in the disk subsystem software and data recovery service fields, the competitive environment in which the Company must recruit and retain quality executive talent, the Company's operating performance in 1997 and attainment of specific financial, strategic and individual objectives. The Committee compared the salaries of its executive officers with salaries of executive officers of other companies of similar revenue size and profitability and considered the cost of recruiting executives with experience in large, high tech organizations with international distribution experience. The Committee tried to establish compensation packages, which in total, would be competitive in the Company's marketplace. The base salary of the executive officers, excluding Mr. Pence, increased by an average of 5.7% (on an annualized basis) from 1997 to 1998. Mr. Pence's salary was reduced to $125,000 in 1998 from $200,000 in 1997 to reflect his part-time status. Mr. Pence retired as an officer in September 1998 and as an employee effective December 31, 1998.

         BONUSES. For 1998, the Committee approved the Executive Performance Plan, in which cash bonuses for executive officers were determined with reference to specified financial performance targets for the Company, both on a quarterly and annual basis, and also with reference to the attainment of predefined individual performance objectives consistent with the maximization of shareholder value. The Company's 1998 Executive Performance Plan established specific percentages for three categories: annual earnings per share, quarterly earnings per share, and Management By Objectives ("MBO") individual goals. The bonuses under the plan equal 100% of base salary for achievement of certain targeted levels, which can be exceeded if the performance objectives are exceeded. The quarterly and annual earnings per share components were determined by comparison between actual results and the 1998 budget. The MBO individual goals were established by the Committee for the Chief Executive Officer, and by the Chief Executive Officer with respect to all other executive officers. As a result of the Company's performance in 1998, the Committee determined in January 1999 that no bonuses would be paid for 1998.

         EQUITY-BASED COMPENSATION. For 1998, the Committee also considered and awarded equity-based compensation, in the form of stock options, as a component of the Company's Executive Performance Plan. Equity awards are typically set by the Committee based on each officer's individual performance and achievements, and the recommendations of management. In 1998, executive officers were eligible to receive grants of stock options under the Company's 1996 Stock Incentive Plan ("SIP"). In addition, certain executive officers were eligible to participate in the Company's Employee Stock Purchase Plan.

         In 1998, five executive officers of the Company received new option grants under the 1996 SIP. The Committee determined the number of options granted to each officer based on the officer's level of responsibility and team performance. The options granted in 1998 had an exercise price equal to the fair market value of the Common Stock on the date of grant, and generally vest in equal installments over a four-year period after grant, subject to the participant's continued employment with the Company. In September 1998, the Committee amended each of the option agreements to reduce the exercise price to the then-current market value. See "Compensation Committee Report on Option Repricing."

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. In setting Mr. Rogers' base salary for 1998, the Committee considered his contributions to the Company, the Company's operating performance for 1997 and attainment of specific objectives. The Committee also compared his salary with salaries of chief executive officers of other companies of similar revenue size and profitability. Mr. Rogers' salary increased approximately 4.8% from 1997 to 1998, which included a market adjustment based on the Committee's review of salaries of other chief executive officers. With respect to bonus, Mr. Rogers' performance objectives related to the hiring of a senior marketing/sales executive, achievement of specified revenue growth, establishment of a structured performance review process for the Company, and management of international operations and growth. Mr. Rogers received no bonus for his 1998 performance, principally because of the Company's financial performance in 1998. Mr. Rogers also received options to purchase 25,000 shares of Common Stock.

                      MEMBERS OF THE COMPENSATION COMMITTEE

                   JOHN E. PENCE         ROBERT M. WHITE, PH.D.



                COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

         Over its history, the Company has believed that the granting of stock options to employees has provided a significant incentive to the Company employees to align their interest with those of the Company's shareholders. At December 31, 1998, the Company had outstanding options to purchase 1,018,750 shares, which was equal to approximately 10.5% of the Company outstanding common stock on that date. In September 1998, the Committee reviewed the Company's outstanding options and noted that virtually all of these options had exercise prices significantly greater than the current market value of the common stock.

         The Committee believed that because of the significant decrease in the price of the Company's stock, it was unlikely that these options will provide significant incentive for employees, particularly in the short term. Accordingly, on September 3, 1998, the Board, upon the recommendation of the Committee, amended all outstanding options with exercise prices in excess of $7.88 per share, so that these options now have an exercise price of $7.88 per share. The Committee believed that it was the best interests of the Company and its shareholders to reprice the stock options to provide an additional incentive for employees and result in increased shareholder value. The Committee believed this was especially important in light of the intense competition among computer software and service companies for executive management and engineering personnel. Accordingly, the Committee authorized the repricing.

         The table below provides information with respect to the option repricing. There has been no other repricing of options within the past ten fiscal years.

                           TEN-YEAR OPTION REPRICINGS

                                                   MARKET PRICE                                     LENGTH OF
                                   SECURITIES       OF STOCK AT                                  ORIGINAL OPTION
                                   UNDERLYING         TIME OF      EXERCISE PRICE                TERM REMAINING
                                   NUMBER OF       REPRICING OR      AT TIME OF        NEW         AT DATE OF
                                OPTIONS REPRICED     AMENDMENT      REPRICING OR     EXERCISE     REPRICING OR
     NAME              DATE      OR AMENDED(#)          ($)         AMENDMENT($)     PRICE($)       AMENDMENT
 ------------          ----      -------------         -----        ------------     --------       ---------
Michael W.            9/3/98         50,000            $7.88           $12.00         $7.88     7 yrs. 11 months
Rogers, CEO           9/3/98         25,000             7.88            14.00          7.88      8 yrs. 4 months
                      9/3/98         25,000             7.88            20.38          7.88      9 yrs. 4 months

John E. Pence,        9/3/98         50,000             7.88            12.00          7.88     7 yrs. 11 months
President             9/3/98         15,000             7.88            14.00          7.88      8 yrs. 4 months

Gary S.               9/3/98         50,000             7.88            12.00          7.88     7 yrs. 11 months
Stevens, Sr.          9/3/98         15,000             7.88            14.00          7.88      8 yrs. 4 months
Vice President,       9/3/98         25,000             7.88            20.38          7.88      9 yrs. 4 months
Engineering

John M. Bujan,        9/3/98          6,250             7.88            12.00          7.88      8 yrs. 0 months
General               9/3/98         15,000             7.88            14.00          7.88      8 yrs. 4 months
Counsel and           9/3/98         15,000             7.88            20.38          7.88      9 yrs. 4 months
Secretary

Thomas P.             9/3/98         15,000             7.88            14.00          7.88      8 yrs. 4 months
Skiba,                9/3/98         15,000             7.88            20.38          7.88      9 yrs. 4 months
Vice President
and CFO
----------------------------------------------------------------------------------------------------------------

                      MEMBERS OF THE COMPENSATION COMMITTEE

                   JOHN E. PENCE         ROBERT M. WHITE, PH.D.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Roger D. Shober was a member of the Compensation Committee through September 21, 1998. On that date, Mr. Shober was appointed as interim president and chief operating officer of the Company, positions in which he served until February 11, 1999.

         On September 21, 1998, John E. Pence became a member of the Compensation Committee. Mr. Pence was a founder of the Company and served as its President until September 18, 1998. Mr. Pence was an employee of the Company through December 31, 1998.

                                PERFORMANCE GRAPH

         The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen the use of the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Computer and Data Processing Index as its peer group index. The table below compares the cumulative total return as of the end of each of the Company's last three fiscal years on $100 invested as of October 21, 1996 (the date of the Company's initial public offering) in the Common Stock of the Company, the Nasdaq Stock Market Index and the Nasdaq Computer and Data Processing Index, assuming the reinvestment of all dividends. The performance graph is not necessarily indicative of future investment performance.




               [REPRESENTATION OF DATA POINTS IN PRINTED GRAPHIC]




                                 10/21/96    12/31/96    12/31/97    12/31/98
                                 --------    --------    --------    --------

The Company                       $100.00     $125.00    $207.81      $53.125

Nasdaq Composite                   100.00      104.80     128.40       180.93

Computer and Data Processing       100.00      104.30     128.14       229.64

         The Company's Common Stock closed at $6.375 per share on December 31, 1998 and closed at $4.06 per share on March 25, 1999.

             2. APPROVAL OF AMENDMENTS TO 1996 STOCK INCENTIVE PLAN

         In January 1999, the Company's Board of Directors approved two amendments to the Company's 1996 Stock Incentive Plan (the "Plan"), subject to shareholder approval. The first amendment increases the number of shares reserved for issuance under the Plan from 1,000,000 shares to 1,400,000 shares. The second amendment limits the number of shares subject to options that may be granted to certain executive officers under the Plan in a single fiscal year to 500,000 shares.

SUMMARY OF THE 1996 STOCK INCENTIVE PLAN

         On August 6, 1996, the Board adopted the Plan, which was approved by the shareholders on September 20, 1996. The purpose of the Plan is to enable the Company to retain and attract executives and other key employees, non-employee directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The Plan permits the granting of stock options, stock appreciation rights, restricted stock and deferred stock awards; however, only stock options have been granted under the Plan.

         ELIGIBILITY. All salaried officers and key employees, non-employee directors, consultants and advisors of the Company or any subsidiary of the Company are eligible to receive awards under the Plan. The Company currently has approximately 300 employees and has three non-employee directors.

         TERM. Incentive stock options may be granted pursuant to the Plan through August 6, 2006. This date will be extended to January 27, 2009 assuming the shareholders adopt the proposed increase in the number of shares reserved under the Plan. Non-qualified stock options and other awards may be granted pursuant to the Plan until the Plan is discontinued or terminated by the Board of Directors.

         ADMINISTRATION. The Plan is administered by a Committee (the "Committee") appointed by the Board from time to time which shall consist of not less than two members of the Board who are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule. The Plan vests broad powers in the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted awards and to prescribe the type, form and conditions of the awards (which may vary among participants). The Board has appointed the Compensation Committee to serve as the Committee administering the Plan.

         OPTIONS. When an option is granted under the Plan, the Committee in its discretion specifies the number of shares of Common Stock which may be purchased upon exercise of the option, the option price (which may not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted), the term of the option and whether it will be an incentive or nonqualified stock option. The closing sale price of the Company's Common Stock was $4.06 on March 25, 1999.

         The term during which the option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise will be set by the Committee when the option is granted, but in no event will the term of an incentive stock option exceed ten years. Each option granted under the Plan is nontransferable during the lifetime of the optionee. The Committee may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the Plan; however, each incentive stock option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the Code.

         Upon exercise of an option under the Plan, the exercise price is to be paid by check, by other forms of consideration deemed sufficient by the Committee, or by surrender of previously acquired shares of Common Stock of the Company which, in the case of stock acquired upon exercise of an option, has been owned for more than six months on the date of surrender, valued at its then fair market value.

         Each non-employee director who is elected to the Board for the first time will automatically be granted an option under the Plan to purchase 10,000 shares of stock at the fair market value of common stock on the date of election, with the option vesting in equal installments over four years.

         OTHER AWARDS. The Plan also provides for the following awards in addition to stock options: (1) Stock appreciation rights, which may be granted in conjunction with a stock option to permit the holder to elect to receive the difference between the option exercise price and the market price of the stock in cash and/or stock. (2) Restricted stock awards, consisting of shares that are issued subject to forfeiture if specified performance goals are not achieved.
(3) Deferred stock awards, consisting of shares that may be issued conditioned upon the performance of specified goals. No benefits other than stock options have been granted under the Plan to date.

         AMENDMENT. The Board of Directors may from time to time suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment shall impair the terms and conditions of any option or other award without the consent of the participant. The Plan may not, without approval of the Company's shareholders, be amended in any manner which will cause the Plan to no longer comply with Rule 16b-3 under the Securities Act of 1934, Section 422 of the Internal Revenue Code or other regulatory requirements.

         The Committee may adjust the maximum number of shares of Common Stock reserved for issuance under the Plan, the number of shares covered by each outstanding option and the option price per share in the event of any merger, reorganization, consolidation, stock dividend or other change in corporate structure affecting the Common Stock.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         Some of the options to be granted to employees pursuant to the Plan may be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Under such Section, the optionee realizes no taxable income when the incentive stock option is granted. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise will be alternative minimum taxable income for purposes of applying the alternative minimum tax. If the optionee does not dispose of the shares acquired upon such exercise for a period of two years from the granting of the incentive stock option and one year after exercise of the option, the optionee will not realize any taxable income until he or she sells the shares. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction only to the extent, and at the time, the participant realizes compensation income. The balance of any gain will be characterized as a capital gain.

         Nonqualified stock options granted under the Plan are not intended to and do not qualify for the tax treatment described above for incentive stock options. Under present law, an optionee will not realize any taxable income on the date an option is granted to the optionee pursuant to the Plan. Upon exercise of the option, however, the optionee will realize, in the year of exercise, ordinary compensation income to the extent of the difference between the option price and the fair market value on the date of exercise. Upon the sale of shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive a deduction in its fiscal year in which options are exercised, equal to the amount of compensation required to be included as ordinary income by those optionees exercising options.

PROPOSED AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN

         The first proposed amendment increases the maximum aggregate number of shares issuable for stock grants under the Plan from 1,000,000 shares to 1,400,000 shares. As of December 31, 1998, without giving effect to this amendment, 867,654 shares had been reserved for issuance under the Plan and a total of 132,346 shares remained available for further option grants.

         The second proposed amendment limits the number of shares of Common Stock that may be covered by option grants to any participant during any calendar year to 500,000 shares. This amendment is intended to permit compensation under the Plan to be excluded from the calculation of the $1 million cap on deductibility of compensation to the most highly compensated executive officers under Section 162(m) under the Internal Revenue Code. However, even after shareholder approval of the amendment, options under the Plan will not immediately comply with Section 162(m), because the Company does not have at least two non-employee directors who qualify as "outside" directors under Section 162(m). Shareholder approval of the amendment will enable the Company to bring the Plan into compliance with Section 162(m) when another qualifying non-employee director is elected to the Board. This will enable the Company to maximize the deductibility of compensation of executive officers upon exercise of their future stock option grants under the 1996 Stock Incentive Plan.

VOTE REQUIRED

         The Board recommends that the shareholders approve the amendments to the 1996 Stock Incentive Plan. The affirmative vote of a majority of the shares represented at the annual meeting is required for approval.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
             AMENDMENTS TO THE COMPANY'S 1996 STOCK INCENTIVE PLAN.

                   3. RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The accounting firm of Grant Thornton LLP has been the Company's auditing firm since July 1998. Grant Thornton LLP has been re-appointed by the Board of Directors as the Company's auditing firm for the current year. Although shareholder approval is not required, the Board of Directors requests shareholder ratification of Grant Thornton LLP's reappointment.

         A representative from Grant Thornton LLP will be available at the Annual Meeting of Shareholders to answer any appropriate questions.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
            RATIFICATION OF THE RE-APPOINTMENT OF GRANT THORNTON LLP


                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's annual meeting for the fiscal year ending December 31, 1999 is expected to be held on or about May 19, 2000, and proxy materials in connection with that meeting are expected to be mailed on or about April 14, 2000. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company's proxy statement for its 2000 Annual Meeting of Shareholders is December 17, 1999. Additionally, if the Company receives notice of a shareholder proposal after January 24, 2000, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of the Company for its 2000 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

         The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company; and (ii) the nomination by shareholders of candidates for election as directors.

         PROPERLY BROUGHT BUSINESS. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 60 days nor more than 90 days prior to the meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Article II of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

         SHAREHOLDER NOMINATIONS. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 60 days nor more than 90 days prior to the meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Article III of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's common stock, and the Company is required to identify any of those persons who fail to file such reports on a timely basis. To the Company's knowledge, all insiders of the Company filed in a timely manner all such reports for 1998.


                                     GENERAL

         All proxies properly executed will be voted in the manner directed by shareholders. If no direction is made, proxies will be voted "FOR" the election of the Board of Director's nominees for directors and "FOR" proposals 2 and 3.

         The management of the Company knows of no matter other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

         All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, Officers, and other employees of the Company may also solicit in person, by telephone, by facsimile or by mail.

         The Annual Report of the Company for the year ended December 31, 1998 is enclosed herewith. Shareholders may receive without charge a copy of the Company's Form 10-K Annual Report, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to:
Thomas P. Skiba, ONTRACK Data International, Inc., 6321 Bury Drive, Eden Prairie, Minnesota, 55346.

                                        By Order of the Board of Directors


                                        John M. Bujan
                                        GENERAL COUNSEL AND SECRETARY

ONTRACK DATA INTERNATIONAL, INC.
6321 BURY DRIVE, EDEN PRAIRIE, MINNESOTA 55346                             PROXY
--------------------------------------------------------------------------------

The undersigned, a stockholder of ONTRACK Data International, Inc. (the "Company"), hereby appoints Michael W. Rogers and John M. Bujan, and each of them as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Stockholders of ONTRACK Data International, Inc. to be held at Hennepin Technical College Auditorium, 9200 Flying Cloud Drive, Eden Prairie, Minnesota, on Thursday, May 20, 1999, at 3:00 p.m., and any adjournments or postponements thereof, upon any and all matters which may properly be brought before the meeting or any adjournments thereof, with all the powers which the undersigned would possess if personally present.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. It will be voted on the matters set forth on the reverse side of this form as directed by the stockholder, but if no direction is made in the space provided, it will be voted FOR proposals (1), (2) and (3).


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.  Election of directors:

      [ ] Vote FOR all nominees (except as   [ ] Vote WITHHELD from all nominees
          marked to the contrary below)

    Michael W. Rogers  John E. Pence  Gary S. Stevens  Robert M. White, Ph.D.
                          Roger D. Shober  Lee B. Lewis

    INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE
                  THE NOMINEE'S NAME IN THE SPACE PROVIDED.


    -----------------------------------------------------------------------
                            (CONTINUED ON OTHER SIDE)

                         (CONTINUED FROM THE OTHER SIDE)

2. Approval of Amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares reserved for issuance under the Plan and permit compliance with IRC Section 162(m).

                      [ ] For   [ ] Against   [ ] Abstain

3. Approval of Grant Thornton LLP as independent accountants for the Company for the current fiscal year.

                      [ ] For   [ ] Against   [ ] Abstain

4. Upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
                        ---

Address Change? Mark Box  [ ] Indicate changes below:


                                        Date ___________________________________

                                        ________________________________________

                                        ________________________________________
                                                    Signature(s)

                                        Stockholder must sign exactly as the
                                        name appears at left. When signed as a
                                        corporate officer, executor,
                                        administrator, trustee, guardian, etc.,
                                        please give full title as such. Both
                                        joint tenants must sign.

                                                                        APPENDIX


                        ONTRACK DATA INTERNATIONAL, INC.
                            1996 STOCK INCENTIVE PLAN

SECTION     CONTENTS                                                        PAGE
-------     --------                                                        ----


1.          General Purpose of Plan; Definitions                             1

2.          Administration                                                   3

3.          Stock Subject to Plan                                            4

4.          Eligibility                                                      4

5.          Stock Options                                                    4

6.          Stock Appreciation Rights                                        8

7.          Restricted Stock                                                 9

8.          Deferred Stock Awards                                            10

9.          Transfer, Leave of Absence, etc.                                 11

10.         Amendments and Termination                                       11

11.         Unfunded Status of Plan                                          12

12.         General Provisions                                               12

                        ONTRACK DATA INTERNATIONAL, INC.
                            1996 STOCK INCENTIVE PLAN


      SECTION 1. General Purpose of Plan; Definitions.

      The name of this plan is the ONTRACK Data International, Inc. 1996 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enable ONTRACK Data International, Inc. (the "Company") to retain and attract executives and other key employees, Non-Employee Directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

      For purposes of the Plan, the following terms shall be defined as set forth below:

      a. "Board" means the Board of Directors of the Company as it may be comprised from time to time.

      b. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, willful misconduct, dishonesty or intentional violation of a statute, rule or regulation, any of which, in the judgment of the Company, is harmful to the business or reputation of the Company.

      c. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

      d. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board, unless the Plan specifically states otherwise.

      e. "Consultant" means any person, including an advisor, engaged by the Company or a Parent of the Subsidiary of the Company to render services and who is compensated for such services and who is not an employee of the Company or any Parent Corporation or Subsidiary of the Company. A Non-Employee Director may serve as a Consultant.

      f. "Company" means ONTRACK Data International, Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

      g. "Deferred Stock" means an award made pursuant to Section 8 below of the right to receive stock at the end of a specified deferral period.

      h. "Disability" means permanent and total disability as determined by the Committee.

      i. "Early Retirement" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

      j. "Fair Market Value" of Stock on any given date shall be determined by the Committee as follows: (a) if the Stock is listed for trading on one of more national securities exchanges, or is traded on the Nasdaq Stock Market, the last reported sales price on the principal such exchange or the Nasdaq Stock Market on the date in question, or if such Stock shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the Nasdaq Stock Market on the first day prior thereto on which such Stock was so traded; or (b) if the Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market, including the Nasdaq Small Cap Market, the closing bid price for such Stock on the date in question, or if there is no such bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or
            (b) is applicable, by any means fair and reasonable by the Committee, which determination shall be final and binding on all parties.

      k. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of
            Section 422 of the Code.

      l. "Non-Employee Director" shall have the meaning set forth in rule 16b-3(b)(3) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

      m. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a "Non-Qualified Stock Option."

      n. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 65.

      o. "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      p. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 7 below.

      q.    "Retirement" means Normal Retirement or Early Retirement.

      r.    "Stock" means the Common Stock of the Company.

      s. "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between (i) Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (ii) the aggregate exercise price of such Stock Option or such portion thereof.

      t. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

      u. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      SECTION 2. Administration.

      The Plan shall be administered by the Board of Directors or by a Committee of not less than two Non-Employee Directors, who shall be appointed by the Board of Directors of the Company and who shall serve at the pleasure of the Board.

      The Committee shall have the power and authority to grant to eligible employees or Consultants, pursuant to the terms of the Plan: (i) Stock Options,
(ii) Stock Appreciation Rights, (iii) Restricted Stock, or (iv) Deferred Stock awards.

      In particular, the Committee shall have the authority:

            (i) to select the officers and other key employees of the Company and its Subsidiaries and other eligible persons to whom Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock awards may from time to time be granted hereunder;

            (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock awards, or a combination of the foregoing, are to be granted hereunder;

            (iii) to determine the number of shares to be covered by each such award granted hereunder;

            (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto), which authority shall be exclusively vested in the Committee (and not the Board) for purposes of establishing performance criteria used with Restricted Stock and Deferred Stock awards provided, however, in the event of a merger or asset sale, the applicable provisions of Sections 5(c) and 7(c) of the Plan shall govern the acceleration of the vesting of any Stock option or awards;

            (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

      The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate to executive officers of the Company the authority to exercise the powers specified in (i), (ii), (iii), (iv) and (v) above with respect to persons who are not executive officers of the Company.

      All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

      SECTION 3. Stock Subject to Plan.

      The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares.

      Subject to paragraph (b)(iv) of Section 6 below, if any shares that have been optioned cease to be subject to Stock Options, or if any shares subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan.

      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock or Deferred Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Option.

      SECTION 4. Eligibility.

      Officers, other key employees of the Company and Subsidiaries, Non-Employee Directors, and Consultants who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

      SECTION 5. Stock Options.

      Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

      The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan after August 6, 2006.

      The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options (in each case with or without Stock Appreciation Rights). To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

      Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such

Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

      Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

      (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. In no event shall the option price per share of Stock purchasable under an Incentive Stock Option be less than 100% of Fair Market Value on the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

      (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

      (c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, extend or vary the term of any Stock Option or any installment thereof, whether or not the optionee is then employed by the Company, if such action is deemed to be in the best interests of the Company; provided, however, that in the event of a merger or sale of assets, the provisions of this section 5(c) shall govern vesting acceleration.

      Notwithstanding the foregoing, unless the Stock Option provides otherwise, any Stock Option granted under this Plan shall be exercisable in full, without regard to any installment exercise provisions, for a period specified by the Committee, but not to exceed sixty (60) days, prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity, or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

      The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

      (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made in the form of Stock already owned by the optionee (which in the case of Stock acquired upon exercise of an option have been owned for more than six months on the date of surrender) or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted, and provided further that in the event payment is made in the form of shares of Restricted Stock or a Deferred Stock award, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock or Deferred Stock award tendered as payment by the optionee. If the terms of an option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 12.

      (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

      (f) Termination by Death. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of twelve months from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.

      (g) Termination by Reason of Disability. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability, but may not be exercised after twelve months from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

      (h) Termination by Reason of Retirement. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement and the terms of the Stock Option so provide, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after twelve months from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

      (i) Other Termination. In the event an Optionee's continuous status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Committee, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Committee shall determine such period of time (in no event to exceed ninety (90) days from the date of termination) when the Option is granted. In the event an Optionee's employment with the Company is terminated for Cause, or under such other circumstances as the Committee shall define in the Option Grant, all Options granted to such Optionee shall immediately terminate.

      (j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

      (k) Directors. Each person who is not an employee of the Company, any Parent Corporation or Subsidiary, serving as a Director of the Company on the effective date of the Company's initial public offering shall automatically be granted an Option to purchase 10,000 shares of Stock at an option price per share equal to 100% of the offering price per share of the Company's common stock on the effective date of the registration statement for the Company's initial public offering. Each person who is elected as a Director of the Company subsequent to the effective date of the Company's initial public offering and who was not serving as a Director at such date, and who is not an employee of the Company, any Parent Corporation or Subsidiary, shall automatically be granted an Option to purchase 10,000 shares of Stock at an option price per share equal to 100% of the Fair Market Value of a share of Stock on the date of election (whether or not such election is by the Board of Directors or the shareholders of the Company). All such Options shall be designated as Non-Qualified Stock Options and shall be subject to the same terms and provisions as are then in effect with respect to the grant of Non-Qualified Stock Options to officers and key employees of the Company, except that (i) the term of each such Option shall be equal to ten years and (ii) the Option shall become exercisable as to one-fourth of the shares subject to the Option beginning one year after the date the Option is granted, the second fourth beginning two years after the date the Option is granted, the third fourth beginning three years after the date the Option is granted, and the final fourth beginning four years from the date the Option is granted. Upon termination of such person's service as a Director of the Company, the unvested portion of an Option held by such Director shall terminate immediately and such Director will be allowed to exercise the vested portion of such Option for a period of one year after the date on which such person ceased to be a Director, after which date the vested portion of the Option, if not exercised, shall terminate. Any person who is elected as a Director of the Company at an Annual Meeting of Shareholders after the fourth anniversary date of the granting of an Option to such Director pursuant to this Section 5(k) who is not an employee of the Company, any Parent Corporation or Subsidiary shall be automatically granted an Option to purchase an additional 10,000 shares of Stock at an option price equal to 100% of the fair market value of a share of stock on such date. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to Options granted under this Section 5(k). The maximum number of shares as to which Options may be granted to any Director under this Section 5(k) shall be 20,000 shares. The maximum aggregate number of shares as to which Options may be granted to Non-Employee Directors under this Section 5(k) shall be 160,000 shares.

      SECTION 6. Stock Appreciation Rights.

      (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of the option.

      A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

      A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

      (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

            (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

            (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

            (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under
      Section 5 of the Plan.

            (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued or issuable under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

            (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

      SECTION 7. Restricted Stock.

      (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers, key employees and Consultants of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted

Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

      (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

            (i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the ONTRACK Data International, Inc. 1996 Stock Incentive Plan and an Agreement entered into between the registered owner and ONTRACK Data International, Inc. Copies of such Plan and Agreement are on file in the offices of ONTRACK Data International, Inc., 6321 Bury Drive, Eden Prairie, MN 55346."

            (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

      (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

            (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

            (ii) Except as provided in paragraph (c)(i) of this Section 7, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph (f) of Section 12). Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

            (iii) Subject to the provisions of the award agreement and paragraph
      (C)(iv) of this Section 7, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

            (iv) In the event of special hardship circumstances of a participant whose employment is unforeseeable emergency of a participant still in service, the Committee may, in its sole terminated (other than for Cause), including death, Disability or Retirement, or in the event of an discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

            (v) Notwithstanding the foregoing, all restrictions with respect to any participant's shares of Restricted Stock shall lapse, on the date determined by the Committee, prior to, but in no event more than sixty
      (60) days prior to, the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity, or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

      SECTION 8. Deferred Stock Awards.

      (a) Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers, key employees and Consultants of the Company and Subsidiaries to whom and the time or times at which Deferred Stock shall be awarded, the number of Shares of Deferred Stock to be awarded to any participant or group of participants, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those contained in paragraph
(b) of this Section 8. The Committee may also condition the grant of Deferred Stock upon the attainment of specified performance goals. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

      (b) Terms and Conditions.

            (i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

            (ii) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock or otherwise reinvested, all as determined at the time of the award by the Committee, in its sole discretion.

            (iii) Subject to the provisions of the award agreement and paragraph
      (b)(iv) of this Section 8, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the participant.

            (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause) including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's Deferred Stock.

            (v) A participant may elect to further defer receipt of the award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made prior to completion of one half of the Deferral Period for a Deferred Stock award (or for an installment of such an award).

            (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

      SECTION 9. Transfer, Leave of Absence, etc.

      For purposes of the Plan, the following events shall not be deemed a termination of employment:

      (a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

      (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

      (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

      SECTION 10. Amendments and Termination.

      The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee or participant under a Stock Option, Restricted Stock or other Stock-based award theretofore granted, without the optionee's or participant's consent, or (ii) which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements.

      The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively to the extent such amendment is consistent with the terms of this Plan, but no such amendment shall impair the rights of any holder without his or her consent except to the extent authorized under the Plan. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

      SECTION 11. Unfunded Status of Plan.

      The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

      SECTION 12. General Provisions.

      (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock, Deferred Stock or other Stock-based awards shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (b) Subject to paragraph (d) below, recipients of Restricted Stock, Deferred Stock and other Stock-based awards under the Plan (other than Stock Options) are not required to make any payment or provide consideration other than the rendering of services.

      (c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

      (d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 12(d). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

      (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the participant shall be required to offer to the Company upon termination of employment for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

      (f) The reinvestment of dividends in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if the Committee (or the Company's chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

      (g) The Plan is expressly made subject to the approval by shareholders of the Company. If the Plan is not so approved by the shareholders on or before one year after this Plan's adoption by the Board of Directors, this Plan shall not come into effect. The offering of the shares hereunder shall be also subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby.

                        ONTRACK DATA INTERNATIONAL, INC.
                  RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS
                                JANUARY 27, 1999


RESOLVED, that under the ONTRACK Data International, Inc. 1996 Stock Incentive Plan, an additional authorization of 400,000 shares of the authorized and unissued common stock of the Company is hereby adopted and reserved for said Plan.

RESOLVED, FURTHER, that the first sentence of Section 3 of the ONTRACK Data International, Inc. 1996 Stock Incentive Plan is hereby amended to read as follows:

         The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,400,000.

RESOLVED, FURTHER, that the last two sentences of Section 5.(k) shall be deleted, so as to eliminate the limitations on the maximum numbers of shares as to which options may be granted to any director and to all non-employee directors as a group.

RESOLVED, FURTHER, a new Section 5.(l) shall be added following Section 5.(k), with Section 5.(l) to read as follows:

         The maximum aggregate number of shares as to which Options may be granted to any Participant in any calendar year shall be 500,000.

RESOLVED, FURTHER, that the foregoing resolutions and actions are hereby recommended for approval by the Shareholders of the Company, which approval shall be requested at the next available opportunity for Shareholder action, but no later than within one (1) year of the effective date of these resolutions.